                                                                      Exhibit 12


                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                           --------------------------
                                                                              2005          2006
                                                                           ------------  ------------
Income from continuing operations......................................    $        67   $        88
Income taxes for continuing operations.................................             63            72
Capitalized interest...................................................             (1)           (1)
                                                                           ------------  ------------
                                                                                   129           159
                                                                           ------------  ------------

Fixed charges, as defined:

   Interest............................................................            183           148
   Capitalized interest................................................              1             1
   Interest component of rentals charged to operating income...........              3             4
                                                                           ------------  ------------
   Total fixed charges.................................................            187           153
                                                                           ------------  ------------

Earnings, as defined...................................................    $       316   $       312
                                                                           ============  ============

Ratio of earnings to fixed charges.....................................           1.69          2.04
                                                                           ============  ============